UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
Form 8-K
Current Report
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Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 21, 2017
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 1-10853
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North Carolina	56-0939887
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)
(336) 733-2000
(Registrant's telephone number, including area code)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2017, the Compensation Committee (“Compensation Committee”) of the Board of Directors of BB&T Corporation (“BB&T”), taking into account shareholder feedback, made significant changes to its executive compensation program. The Compensation Committee’s changes enhance the long-term incentive program as follows:

•
Granted PSUs Representing 50% of Equity Awards: In 2017, 50% of the equity awards granted are in the form of Performance Share Units (“PSUs”) with the remaining equity awards granted in the form of Restricted Stock Units (“RSUs”).

•	Eliminated Stock Options: In consideration of shareholder feedback and to reinforce BB&T’s focus on PSUs, in 2017 BB&T eliminated the use of stock options.

•
Included a TSR Payment Modifier in the LTIP: The 2017-2019 Long-Term Incentive Performance Award (“LTIP”) incorporates a total shareholder return (“TSR”) modifier that can increase or decrease payments based on BB&T’s TSR performance.

•	Realigned the Long-Term Incentive Mix: For 2017, two-thirds of long-term incentives (PSUs and LTIP) are subject to robust performance criteria.

•	Subjected 100% of Long-Term Incentives to a Performance Hurdle: For 2017, all long-term incentives are subject to a performance hurdle and risk-based vesting criteria.

This enhanced mix of the long-term incentive program is demonstrated by the comparison of 2016 and 2017 target opportunities set forth below for BB&T’s Chief Executive Officer, Kelly S. King. The target opportunities are stated as a percentage of base salary.

	2016 Long-Term Incentives			2017 Long-Term Incentives
Name	LTIP	RSUs	Stock Options	LTIP	RSUs	PSUs
Kelly S. King	160%	224%	56%	146%	147%	147%

Performance Share Units

On February 21, 2017, the Compensation Committee approved a grant of PSUs to members of BB&T’s Executive Management team, including the named executive officers identified in BB&T’s 2016 Proxy Statement (excluding Ricky K. Brown who retired effective December 15, 2016).

The PSUs granted by BB&T include the following design features:

•	Performance Period: Three years

•
Vesting requirements and forfeiture: Three-year cliff vesting subject to BB&T exceeding a performance hurdle and adjustment for negative risk outcomes. Before vesting, 100% of the award is subject to reduction or forfeiture if there is an aggregate operating loss for the performance period or if a negative risk outcome occurs.

•	Performance Metrics:

◦
Return on Common Equity: Payouts will be adjusted based on BB&T’s return on common equity (“ROCE”) performance relative to BB&T’s peer group as follows (payout percentages would be interpolated for results between the 25th and 62½ percentiles).

2017 PSU Performance Matrix*

Level of Achievement	Percentile Performance of BB&T ROCE Relative to Peer Group ROCE	Payout Percent of PSUs
Threshold	25th	50%
Target	50th	100%
Maximum	62½ or greater	125%

*	In addition, BB&T must first meet or exceed a 3% average ROCE performance hurdle in order for the payout to be earned.

If the performance hurdle is met and after calculating the PSU payouts based on relative ROCE performance, the payouts are then subject to increase or decrease based on a TSR modifier measuring BB&T’s TSR percentile performance relative to BB&T’s peer group.

◦
Total Shareholder Return Modifier: Payouts calculated based on relative ROCE performance are subject to a TSR modifier (increase or decrease) based on BB&T’s TSR percentile performance relative to BB&T’s peer group for the three-year performance period. Payments under the 2017 PSUs will be adjusted as follows (modified payments would be interpolated for results between the 25th and 75th percentiles):

Percentile Performance of BB&T TSR Relative to Peer Group TSR	TSR Modifier
< 25th	20% reduction
50th	No adjustment
≥ 75th	20% increase*

*	Subject to overall payout cap of 125% of the PSUs.

•	Maximum Payments: The maximum payout level for the 2017 PSUs is 125% of the PSUs awarded.

•	No Dividends: Dividends are not paid on unvested PSUs.

The Compensation Committee awarded the following amount of PSUs to BB&T’s named executive officers in its 2016 Proxy Statement.

	Kelly S. King	Christopher L. Henson	Clarke R. Starnes III	Daryl N. Bible
Performance Share Units	32,928	15,753	12,048	12,048

Long-Term Incentive Performance Award

BB&T also further enhanced its LTIP by adding the following design features:

•
TSR Modifier: 2017-2019 LTIP Awards are subject to a TSR modifier based on BB&T’s TSR percentile performance relative to its peer group TSR for the three-year performance period. The 2017-2019 LTIP will continue to measure and reward BB&T’s ROCE performance relative to BB&T’s peer group over the three-year performance period. Payments are subject to increase or decrease in an identical manner as the 2017 PSUs with an overall payment cap of 125% of the target award.

•
Vesting and Forfeiture: Three-year cliff vesting subject to BB&T exceeding a performance hurdle and adjustment for negative risk outcomes. Before vesting, 100% of the award is subject to reduction or forfeiture if there is an aggregate operating loss for the performance period or if a negative risk outcome occurs.

Other 2017 Compensation Decisions

•	No Salary Increases: The Compensation Committee made no increases in base salaries for BB&T’s named executive officers in its 2016 Proxy Statement.

•
No changes to RSU terms and conditions: The RSUs granted in 2017 have identical terms and conditions as the 2016 RSU grants. RSUs continue to be subject to a performance hurdle and adjustment for negative risk outcomes.

The changes described above will be discussed in more detail in BB&T’s 2017 Proxy Statement, which is expected to be filed in March 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /s/ Cynthia B. Powell

Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: February 22, 2017